EXHIBIT 3










                                  WARRANT

              To Purchase Shares of Non-Voting Common Stock of

                          UNITED AUTO GROUP, INC.








                               Warrant No. 2
            No. of Shares of Non-Voting Common Stock: 1,101,335

                             TABLE OF CONTENTS
                             -----------------

                                                                          Page
                                                                          ----

1.   DEFINITIONS.............................................................2

2.   EXERCISE OF WARRANT.....................................................5
     2.1.  Manner of Exercise................................................5
     2.2.  Payment of Taxes..................................................6
     2.3.  Fractional Shares.................................................6

3.   TRANSFER, DIVISION AND COMBINATION......................................7
     3.1.  Transfer..........................................................7
     3.2.  Division and Combination..........................................7
     3.3.  Expenses..........................................................7
     3.4.  Maintenance of Books..............................................7

4.   ADJUSTMENTS.............................................................7
     4.1.  Stock Dividends, Subdivisions and Combinations....................7
     4.2.  Issuance of Additional Shares of Common Stock.....................8
     4.3.  Other Provisions Applicable to Adjustments under
           Sections 4.1 and 4.2..............................................9
     4.4.  Adjustment for Reclassification and
           Reorganization...................................................10
     4.5.  Notice of Record Date............................................10

5.   REPORTS AS TO ADJUSTMENTS..............................................11

6.   RIGHTS OF HOLDERS......................................................11
     6.1.  No Impairment....................................................11
     6.2.  Registration Rights..............................................12

7.   RESERVATION AND AUTHORIZATION OF COMMON STOCK; REGISTRATION
     WITH OR APPROVAL OF ANY GOVERNMENTAL AUTHORITY.........................12

8.   TAKING OF RECORD; STOCK AND WARRANT TRANSFER BOOKS.....................12

9.   RESTRICTIONS ON TRANSFERABILITY........................................12

10.  LOSS OR MUTILATION.....................................................13

11.  LIMITATION OF LIABILITY; NO RIGHTS AS STOCKHOLDER......................13

12.  MISCELLANEOUS..........................................................13
     12.1. Nonwaiver and Expenses...........................................13
     12.2. Notice Generally.................................................13
     12.3. Remedies.........................................................14
     12.4. Successors and Assigns...........................................14
     12.5. Amendment........................................................14
     12.6. Severability.....................................................14
     12.7. Headings.........................................................14
     12.9. Governing Law....................................................15


EXHIBITS

      Exhibit A............................................................A-1
      Exhibit B............................................................B-2

THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.

THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY WERE ISSUED PURSUANT TO, AND THE HOLDER HEREOF IS ENTITLED TO CERTAIN RIGHTS AND SUBJECT TO CERTAIN OBLIGATIONS CONTAINED IN, A SECURITIES PURCHASE AGREEMENT DATED AS OF APRIL 12, 1999, AND A STOCKHOLDERS AGREEMENT DATED AS OF ______, 1999, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE ISSUER
HEREOF, AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH SECURITIES UPON WRITTEN REQUEST.




No. of Shares of Non-Voting Common Stock:  1,101,335        Warrant No. 2

                                  WARRANT

              To Purchase Shares of Non-Voting Common Stock of

                          UNITED AUTO GROUP, INC.


          THIS IS TO CERTIFY THAT International Motor Cars Group II, L.L.C. ("PCP"), or its registered assigns, is entitled, at any time prior to the Expiration Date (as hereinafter defined), to purchase from United Auto Group, Inc., a Delaware corporation (the "Company"), 1,101,335 shares of Non-Voting Common Stock (as hereinafter defined and subject to adjustment as provided herein), in whole or in part, at the Current Warrant Price (as hereinafter defined), all on the terms and conditions and pursuant to the provisions hereinafter set forth.

1.    DEFINITIONS

          As used in this Warrant, the following terms have the respective meanings set forth below:

          "Additional  Shares"  shall have the meaning set forth in Section
4.2.

          "Adjustment  Price"  shall have the  meaning set forth in Section
4.2.

          "Board of Directors" shall mean the board of directors of the Company.

          "Business Day" shall mean any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

          "Closing Date" shall have the meaning set forth in the Securities Purchase Agreement.

          "Common Stock" shall mean the Voting Common Stock and the Non-Voting Common Stock

          "Company" shall have the meaning set forth in the preamble.

          "Current Market Price" when used with reference to shares of Common Stock or other securities on any date, shall mean the closing sale price per share of Common Stock or such other securities on such date and, when used with reference to shares of Common Stock or other securities for any period shall mean the average of the daily closing sale prices per share of Common Stock or such other securities for such period. If the
Common Stock is listed or admitted to trading on a national securities exchange, the closing price shall be the closing sale price, regular way, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock or such other securities are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock or such other securities are listed or admitted to trading. The closing price for each day shall be the closing sale price in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, or, if on any such date the Common Stock or such other securities are not quoted by any such organization, the closing sale price as furnished by a professional market maker making a market in the Common Stock or such other securities selected by the Board of Directors of the Company. If the Common Stock or such other securities are not publicly held or so listed or publicly traded, "Current Market Price" shall mean the Fair Market Value per share of Common Stock or of such other securities as determined in good faith by the Board of Directors of the Company based on an opinion of an independent investment banking firm acceptable to the Majority Holders, which opinion may be based on such assumptions as such firm shall deem to be necessary and appropriate.

          "Current Warrant Price" shall mean, as at any date, the price at which a share of Non-Voting Common Stock may be purchased pursuant to this Warrant on such date, which price shall equal the Initial Warrant Price, as adjusted from time to time as provided herein; provided, that for the period following [the 30 month anniversary of the Issue Date], the Current Warrant Price shall be readjusted taking into consideration the change in the Initial Warrant Price in effect for such period.

          "Expiration Date" shall mean the fifth anniversary of the Closing
Date.

          "Fair Market Value" shall mean, as to shares of Common Stock or any other class of capital stock or securities of the Company or any other issuer which are publicly traded, the Current Market Price of such shares of securities. The "Fair Market Value" of any security which is not publicly traded or of any other property shall mean the fair value thereof as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors or a committee thereof and acceptable to the Majority Holders.

          "GAAP" shall mean generally accepted accounting principles in the United States of America as from time to time in effect.

          "Holder" shall mean, as at any date, the Person in whose name this Warrant is registered on the books of the Company maintained for such purpose. "Holders" shall mean, collectively, each Holder of a Warrant, in the event of any division of this Warrant.

          "Initial Warrant Price" shall mean the price at which a share of Non-Voting Common Stock may initially be purchased pursuant to this Warrant, which price shall equal (i) $12.50 for the period up to and including _________ __, 2001 [30 months from Issue Date] and (ii) $15.50 thereafter.

          "Issue Date" shall mean _________ __, 1999 [Date of Warrant issuance].

          "Majority Holders" shall mean the Holders of Warrants exercisable for in excess of 50% of the aggregate number of shares of Warrant Stock then purchasable upon exercise of all Warrants.

          "Non-Voting Common Stock" shall mean the non-voting Common Stock, $0.0001 par value, of the Company as constituted on the Closing Date, and any capital stock into which such Non-Voting Common Stock may thereafter be changed, and shall also include (i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of Non-Voting Common Stock upon any reclassification thereof and (ii) shares of common stock of any successor or acquiring corporation received by or distributed to the holders of Non-Voting Common Stock in the circumstances contemplated by Section 4.5.

          "Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, fully diluted shares of Common Stock (calculated as prescribed by GAAP) outstanding on such date, except shares then owned or held by or for the account of the Company or any subsidiary thereof, and shall include all shares (i) issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock and (ii) issuable in respect of options or warrants to purchase, or securities convertible into, shares of Common Stock.

          "PCP" shall have the meaning set forth in the preamble.

          "Permitted  Issuances"  shall mean the issuance or  reissuance of
(a) any shares of Common Stock or rights, warrants or other securities convertible into shares of Common Stock (whether treasury shares or newly issued shares) (i) pursuant to a dividend or distribution on, or subdivision, combination or reclassification of, the Outstanding shares of Common Stock requiring an adjustment in the Current Warrant Price pursuant to Section 4.1; (ii) pursuant to any restricted stock or stock option plan or program of the Company involving the grant of options or rights to acquire Common Stock to directors, officers and employees of the Company and its subsidiaries so long as the granting of such options or rights has been approved by the full Board of Directors or a committee of the Board of Directors on which directors designated by the Majority Holders constitute a majority of the members; (iii) pursuant to any option, warrant, right, or convertible security outstanding as of the date hereof, or (b) the Preferred Stock, Warrants and any shares of Common Stock issuable upon conversion or exercise thereof.

          "Person"   shall   mean  any   individual,   firm,   corporation,
partnership or other entity, and shall include any successor (by merger or otherwise) of such entity.

          "Preferred Stock" shall mean the Company's Series B Convertible Preferred Stock, par value $0.0001 per share.

          "Registration Rights Agreement" shall mean the registration rights agreement, dated as of the Closing Date, between the Company and PCP.

          "Securities   Purchase   Agreement"  shall  mean  the  securities
purchase agreement, dated as of April 12, 1999, between the Company and PCP.

          "Trading Day" means a Business Day or, if the Common Stock is listed or admitted to trading on any national securities exchange, a day on which such exchange is open for the transaction of business.

          "Transaction" shall have the meaning set forth in Section 4.4.

          "Voting Common Stock" shall mean the voting Common Stock, $0.0001 par value, of the Company as constituted on the Closing Date, and any capital stock into which such Voting Common Stock may thereafter be changed, and shall also include (i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of Voting Common Stock upon any reclassification thereof and (ii) shares of common stock of any successor or acquiring corporation received by or distributed to the holders of Voting Common Stock in the circumstances contemplated by Section 4.5.

          "Warrants" shall mean this Warrant (as adjusted pursuant to Section 4) and all warrants issuable upon transfer, division or combination of, or in substitution for, any of the foregoing. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Non-Voting Common Stock for which they may be exercised.

          "Warrant Price" shall mean an amount equal to (i) the number of shares of Non-Voting Common Stock being purchased upon exercise of this Warrant pursuant to Section 2.1, multiplied by (ii) the Current Warrant Price as of the date of such exercise.

          "Warrant Stock" shall mean the shares of Non-Voting Common Stock purchased by the holders of the Warrants upon the exercise thereof.

2.    EXERCISE OF WARRANT

          2.1. Manner of Exercise. (a) At any time or from time to time from and after the Closing Date and until 5:00 P.M., New York time, on the Expiration Date, Holder may exercise this Warrant, on any Business Day, for all or any part of the number of shares of Warrant Stock.

          (b) In order to exercise this Warrant, in whole or in part, Holder shall deliver to the Company at its principal office at its address set forth in Section 12.2 of this Agreement, as such address may be changed pursuant to such Section: (i) a written notice of Holder's election to exercise this Warrant, which notice shall specify the number of shares of Non-Voting Common Stock to be purchased; (ii) payment of the Warrant Price; and (iii) this Warrant. Such notice shall be substantially in the form appearing at the end of this Warrant as Exhibit A, duly executed by Holder.

          (c) As promptly as practicable, and in no event later than five Business Days after the receipt of the items specified in paragraph (b) of this Section 2.1, the Company shall execute or cause to be executed and deliver or cause to be delivered to Holder a certificate or certificates representing the aggregate number of full shares of Non-Voting Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereinafter provided. The stock certificate or certificates so delivered shall be in such denomination or denominations as Holder shall request in the notice and shall be registered in the name of Holder or such other name as shall be designated in the notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other Person so designated shall be deemed to have become a holder of record of such shares for all purposes, as of the date the notice, together with the Warrant Price and this Warrant, are received by the Company as described above. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Stock, deliver to Holder a new Warrant evidencing the right of Holder to purchase the unpurchased shares of Non-Voting Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of Holder, appropriate notation may be made on this Warrant and the same returned to Holder.

          (d) Payment of the Warrant Price shall be made at the option of Holder by (i) certified or official bank check or (ii) wire transfer of immediately available funds.

          2.2. Payment of Taxes. All shares of Non-Voting Common Stock issuable upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable. The Company shall pay all expenses of the Company in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issue or delivery thereof to Holder; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable with respect to any secondary transfer of the Warrant or the Warrant Stock.

          2.3. Fractional Shares. The Company shall not be required to issue a fractional share of Non-Voting Common Stock upon exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Current Market Price per share of Common Stock on the date of exercise. If the Warrant shall be exercised for more than one share of Warrant Stock, the number of full shares of Warrant Stock shall be computed on the basis of the total number of shares to be issued in connection with such exercise.

3.    TRANSFER, DIVISION AND COMBINATION

          3.1. Transfer. Transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company referred to in Section 2.1, together with a written assignment of this Warrant substantially in the form of Exhibit B hereto duly executed by Holder and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be canceled. A Warrant may be exercised by a new Holder for the purchase of shares of Non-Voting Common Stock without having a new Warrant issued.

          3.2. Division and Combination. This Warrant may be divided into multiple Warrants or combined with other Warrants upon presentation hereof at the aforesaid office or agency of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by Holder. Subject to compliance with Section 3.1, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

          3.3. Expenses. The Company shall prepare, issue and deliver at its own expense the new Warrant or Warrants under this Section 3.

          3.4. Maintenance of Books. The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of transfer of the Warrants.

4.    ADJUSTMENTS

          The number of shares of Non-Voting Common Stock for which this Warrant is exercisable and/or the Current Warrant Price shall be subject to adjustment from time to time as set forth in this Section 4. The Company shall give each Holder notice, in accordance with Section 5, of any event described below which requires an adjustment pursuant to this Section 4 at the time of such event.

          4.1. Stock Dividends, Subdivisions and Combinations. In case the Company shall at any time or from time to time:

          (a) pay a dividend or make a distribution on the Outstanding shares of Common Stock in shares of Common Stock, or

          (b) subdivide the Outstanding shares of Common Stock, or

          (c) combine the Outstanding shares of Common Stock into a smaller number of shares, or

          (d) issue by reclassification of the shares of Common Stock any shares of capital stock of the Company,

then, and in each such case, (i) the number of shares of Non-Voting Common Stock for which this Warrant is exercisable immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted to equal the number of shares of Non-Voting Common Stock or other securities of the Company which a record holder of the same number of shares of Non-Voting Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would have owned or have been entitled to receive after the happening of any of the events described above, and (ii) the Current Warrant Price shall be adjusted to equal (A) the Current Warrant Price multiplied by the number of shares of Non-Voting Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares of Non-Voting Common Stock or other securities for which this Warrant is exercisable immediately after such adjustment. Any adjustments made pursuant to this Section 4.1 shall become effective (x) in the case of any such dividend or distribution, on the date of such dividend or distribution retroactive to immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective. No adjustment shall be made pursuant to this
Section  4.1 in  connection  with  any  transaction  to which  Section  4.4 applies.

          4.2. Issuance of Additional Shares of Common Stock. In case (except for Permitted Issuances) the Company shall issue shares of Common Stock (or rights, warrants or other securities convertible into or exchangeable for shares of Common Stock) (collectively, "Additional Shares") after the Closing Date at a price per share (or having a conversion price per share) less than the Current Warrant Price as of the date of issuance of such shares (or, in the case of convertible or exchangeable securities, less than the Current Warrant Price as of the date of issuance of the rights, warrants or other securities in respect of which shares of Common Stock were issued), then, and in each such case, (i) the Current Warrant Price shall be reduced to an amount determined by multiplying (X) the Current Warrant Price in effect on the day immediately prior to such date by (Y) a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock Outstanding immediately prior to such sale or issue multiplied by the then applicable Current Warrant Price (the "Adjustment Price") and (2) the aggregate consideration receivable by the Company for the total number of shares of Common Stock so issued (or into or for which the rights, warrants or other convertible securities may convert or be exercisable), and the denominator of which shall be the sum of (x) the total number of shares of Common Stock Outstanding immediately prior to such sale or issue and (y) the number of Additional Shares issued (or into or for which the rights, warrants or convertible securities may be converted or exercised), multiplied by the Adjustment Price; and (ii) the number of shares of Non-Voting Common Stock for which this Warrant is exercisable shall be adjusted to equal (A) the product obtained by (1) multiplying the Current Warrant Price in effect immediately prior to such issue or sale by the number of shares of Non-Voting Common Stock for which this Warrant is exercisable immediately prior to such issue or sale, divided by (2) the Current Warrant Price resulting from the adjustment made pursuant to clause (i) above. An adjustment made pursuant to this Section 4.2 shall be made on the next Business Day following the date on which any such issuance is made and shall be effective retroactively to the close of business on the date of such issuance. For purposes of this Section 4.2, the aggregate consideration receivable by the Company in connection with the issuance of shares of Common Stock or of rights, warrants or other securities convertible into shares of Common Stock shall be deemed to be equal to the sum of the aggregate offering price (before deduction of underwriting discounts or commissions and expenses payable to third parties) of all such Common Stock, rights, warrants and convertible securities plus the aggregate amount (as determined on the date of issuance), if any, payable upon exercise or conversion of any such rights, warrants and convertible securities into shares of Common Stock. If, subsequent to the date of issuance of such right, warrants or other convertible securities, the exercise or conversion price thereof is reduced, such aggregate amount shall be recalculated and the Current Warrant Price and the number of shares of Non-Voting Common Stock for which this Warrant is exercisable shall be adjusted retroactively to give effect to such reduction. On the expiration of any such option or the termination of any such right to convert or exchange any securities, the Current Warrant Price and the number of shares of Non-Voting Common Stock for which this Warrant is exercisable shall be adjusted to such amounts which would have been in effect at the time of such expiration or termination (but taking into account other adjustments made following the time of issuance of such options or securities) had such option or security, to the extent outstanding immediately prior to such expiration or termination, never been issued. If Common Stock is sold as a unit with other securities, the aggregate consideration received for such Common Stock shall be deemed to be net of the Fair Market Value of such other securities. No adjustment shall be made pursuant to this Section 4.2 in connection with any transaction to which Section 4.4 applies.

          4.3. Other  Provisions  Applicable to Adjustments  under Sections
4.1 and 4.2. The following provisions shall be applicable to the making of adjustments of the number of shares of Non-Voting Common Stock for which this Warrant is exercisable and the Current Warrant Price provided for in Sections 4.1 and 4.2.

          (a)  The  term   "dividend"   shall  mean  a  dividend  or  other
distribution upon the capital stock of the Company.

          (b) The certificate of any firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company (which may be the firm of independent public accountants regularly employed by the Company) shall be presumptively correct for any computation made under Sections 4.1 or 4.2.

          (c) If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the number of shares of Common Stock issuable upon exercise of the Warrant or in the Current Warrant Price then in effect shall be required by reason of the taking of such record.

          4.4. Adjustment for Reclassification and Reorganization. In the case of any consolidation or merger of the Company with or into another corporation (a "Transaction") occurring at any time, this Warrant shall thereafter be exercisable for, in lieu of the Non-Voting Common Stock issuable upon such exercise prior to consummation of such Transaction, the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such Transaction by a holder of that number of shares of Non-Voting Common Stock for which the Warrant was exercisable immediately prior to such Transaction. In case securities or property other than Non-Voting Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references in this
Section 4 shall be deemed to apply, so far as appropriate and nearly as may be, to such other securities or property.

          4.5. Notice of Record Date. In case at any time or from time to time (i) the Company shall pay any stock dividend or make any other non-cash distribution to the holders of its Common Stock, or offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or any other right, or (ii) there shall be any capital reorganization or reclassification of the Common Stock of the Company or consolidation or merger of the Company with or into another corporation, or any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, or
(iii) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then, in any one or more of said cases the Company shall give at least 20 days' prior written notice (the time of mailing of such notice shall be deemed to be the time of giving thereof) to Holder at the addresses shown on the books of the Company maintained by the transfer agent thereof of the date on which (A) a record shall be taken for such stock dividend, distribution or subscription rights or (B) such reorganization, reclassification, consolidation, merger, sale or conveyance, dissolution, liquidation or winding up shall take place, as the case may be; provided that, in the case of any Transaction to which Section
4.4 applies the Company shall give at least 30 days' prior written notice as aforesaid. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale or conveyance or participate in such dissolution, liquidation or winding up, as the case may be. Failure to give such notice shall not invalidate any action so taken.

5.    REPORTS AS TO ADJUSTMENTS

          Upon any adjustment of the number of shares of Non-Voting Common Stock for which this Warrant is exercisable or the Current Warrant Price then in effect, then, and in each such case, the Company shall promptly deliver to Holder a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the number of shares of Non-Voting Common Stock for which this Warrant is exercisable and the Current Warrant Price then in effect following such adjustment, and shall set forth in reasonable detail the method of calculation of each and a brief statement of the facts requiring such adjustment. Where appropriate, such notice to Holder may be given in advance and included as part of the notice required under the provisions of Section 4.5.

6.    RIGHTS OF HOLDERS

          6.1. No Impairment. The Company shall not by any action, including, without limitation, amending its Certificate of Incorporation or comparable governing instruments or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) enter into any transaction which, by reason of any adjustment hereunder, would cause the Current Warrant Price to be less than the par value of the per share of Common Stock, (c) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Non-Voting Common Stock upon the exercise of this Warrant, and (d) use its reasonable best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

          Upon the request of Holder, the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form reasonably satisfactory to Holder, the continuing validity of this Warrant and the obligations of the Company hereunder.

          6.2. Registration Rights. The holders of Warrants and Warrant Stock shall have the registration rights set forth in the Registration Rights Agreement.

7. RESERVATION AND AUTHORIZATION OF COMMON STOCK; REGISTRATION WITH OR APPROVAL OF ANY GOVERNMENTAL AUTHORITY

          From and after the Closing Date, the Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Non-Voting Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Non-Voting Common Stock which shall be so issuable, when issued upon exercise of any Warrant and payment therefor in accordance with the terms of such Warrant, shall be duly and validly issued and fully paid and nonassessable.

8.    TAKING OF RECORD; STOCK AND WARRANT TRANSFER BOOKS

          In the case of all dividends or other distributions by the Company to the holders of its Common Stock with respect to which any provision of Section 4 refers to the taking of a record of such holders, the Company will in each such case take such a record and will take such record as of the close of business on a Business Day. The Company will not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

9.    RESTRICTIONS ON TRANSFERABILITY

          Subject to the terms of the Stockholders Agreement and applicable securities laws, the Warrants and the Warrant Stock are fully transferable; provided, however, that each Warrant and each certificate for Warrant Stock initially issued upon the exercise of a Warrant, and each certificate for Warrant Stock issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with the legend required by Section
8.4 of the Securities Purchase Agreement.

10.   LOSS OR MUTILATION

          Upon receipt by the Company from any Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity reasonably satisfactory to it, and in case of mutilation upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to such Holder; provided, that in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

11.   LIMITATION OF LIABILITY; NO RIGHTS AS STOCKHOLDER

          No provision hereof, in the absence of affirmative action by Holder to purchase shares of Non-Voting Common Stock, and no enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of such Holder for the purchase price of any Non-Voting Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company. Nothing contained in this Warrant shall be construed as conferring upon Holder any rights as a stockholder of the Company prior to the issuance of the Warrant Stock.

12.   MISCELLANEOUS

          12.1. Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies. If the Company fails to make, when due, any payments provided for hereunder, or fails to comply with any other provision of this Warrant, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

          12.2. Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Warrant shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback, addressed as follows:

            (a) If to any Holder or holder of Warrant Stock, at its last known address appearing on the books of the Company maintained for such purpose.

          (b) If to the Company at

                  375 Park Avenue
                  New York, New York  10152
                  Attention:  General Counsel

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback, or three Business Days after the same shall have been deposited in the United States mail.

          12.3. Remedies. Each holder of Warrant and Warrant Stock, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under of this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

          12.4.  Successors  and  Assigns.  Subject  to the  provisions  of
Section 3.1, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns (including any transferee of any Holder) of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and holders of Warrant Stock, and shall be enforceable by any such Holder or holder of Warrant Stock.

          12.5. Amendment. This Warrant and all other Warrants may be modified or amended or the provisions hereof waived with the written consent of the Company and the Majority Holders; provided, that no such Warrant may be modified or amended to reduce the number of shares of Non-Voting Common Stock for which such Warrant is exercisable or to increase the price at which such shares may be purchased upon exercise of such Warrant (before giving effect to any adjustment as provided therein) without the prior written consent of the Holder thereof.

          12.6. Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

          12.7. Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

          12.8. Securities Purchase Agreement. Any purchase effected pursuant to Section 7.2 of the Securities Purchase Agreement by the Purchaser (as defined in the Securities Purchase Agreement) or the Company shall apply to all Warrants and Warrant Stock whether or not the holder thereof is the Purchaser.

          12.9. Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights and obligations of the parties hereto shall be governed by, the laws of the State of New York, without giving effect to the conflicts of law principles thereof. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and the United States of America located in the County of New York for any action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any action or proceeding relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in Section 12.2 hereof shall be effective service of process for any action or proceeding brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action or proceeding arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America located in the County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

          IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and its corporate seal to be impressed hereon and attested by its Secretary or an Assistant Secretary.


Dated:                , 1999
        ----------- --

                                          UNITED AUTO GROUP, INC.




                                          By:
                                             ---------------------------
                                              Name:
                                              Title:

Agreed to and accepted:

INTERNATIONAL MOTOR CARS
  GROUP II, L.L.C.


By:
   -------------------------
    Name:
    Title:

                                 EXHIBIT A

                               EXERCISE FORM

               [To be executed only upon exercise of Warrant]

                    Net Issue Exercise      No       Yes
                                       -----   ------

          The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of _____ shares of Non-Voting Common Stock of United Auto Group, Inc. and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Non-Voting Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to ________________________ whose address is ________________________________
and, if such shares of Non-Voting Common Stock shall not include all of the shares of Non-Voting Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Non-Voting Common Stock issuable hereunder be delivered to the undersigned.

                                     --------------------------------------
                                    (Name of Registered Owner)


                                     --------------------------------------
                                    (Signature of Registered Owner)


                                     --------------------------------------
                                    (Street Address)


                                     --------------------------------------
                                    (City)  (State)      (Zip Code)



NOTICE: The signature on this subscription must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                 EXHIBIT B

                              ASSIGNMENT FORM


          FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Non-Voting Common Stock set forth below:

Name and Address of Assignee              No. of Shares of Non-Voting  Common
Stock                                     -----------------------------------
----------------------------




and does hereby irrevocably constitute and appoint __________________ attorney-in-fact to register such transfer on the books of United Auto Group, Inc. maintained for the purpose, with full power of substitution in the premises.


Dated:                              Print Name:
      ----------------                         -------------------------------
                                    Signature:
                                               -------------------------------
                                    Witness:
                                            ----------------------------------


NOTICE: The signature on this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.